Exhibit 10.3

                                  AMENDMENT TO
                            THE CARNIVAL CORPORATION
                    "FUN SHIP(sm)" NONQUALIFIED SAVINGS PLAN

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      The Carnival Corporation "Fun Ship(sm)" Nonqualified Savings Plan (the
"Plan") is hereby amended, effective January 1, 2003, as follows

(1)   Section 2.8 is amended to read as follows:

            2.8 Eligible Earnings shall be determined for purposes of a Participant's Employee Deferral Contributions and the Matching Contributions and Profit-Sharing Contributions made on the Participant's behalf as follows:

            (a) For purposes of a Participant's Employee Deferral Contributions for any payroll period, the Participant's Eligible Earnings shall consist of: (1) the following amounts received by the Participant for such payroll period: the Participant's regular base wages or salary, commissions, overtime, holiday pay, retroactive pay, workers' compensation payments made by the Employer, benefit hour payments, and discretionary bonuses that are not deferred under Section 4.4; plus (2) the amounts deferred for such payroll period under Section 4.1 and under any plan maintained by the Employer under Code Section 125 or 401(k).

            (b) For purposes of any Matching Contributions made on behalf of a Participant for any payroll period, the Participant's Eligible Earnings shall consist of: (1) the following amounts received by the Participant for such payroll period: the Participant's base wages or salary, commissions, overtime, holiday pay, retroactive pay, workers' compensation payments made by the Employer, benefit hour payments, and discretionary bonuses that are not deferred under Section 4.4; (2) any discretionary bonuses that would have been received in such payroll period but are deferred under Section 4.4; plus (3) the amounts deferred for such payroll period under Section 4.1 and under any plan maintained by the Employer under Code Section 125 or 401(k).

            (c) For purposes of any Profit-Sharing Contributions made on behalf of a Participant for any Plan Year, the Participant's Eligible Earnings shall consist of: (1) the following amounts received by the Participant for such Plan Year: the Participant's regular base wages or salary, commissions, overtime, holiday pay, retroactive pay, workers' compensation payments made by the Employer, benefit hour payments, and discretionary bonuses actually received in such Plan Year; plus (2) the amounts deferred for the Plan Year under Section 4.1 and under any plan maintained by the Employer under Code Section 125 or 401(k). Notwithstanding anything herein contained to the contrary, amounts earned during a Plan Year but deferred to future Plan Years shall not be included in a Participant's Eligible Earnings in the Plan Year in which it was earned, but rather in the Plan Year in which such deferred amount is actually paid. Solely for purposes of determining the amount of a Participant's Profit-Sharing Contribution, Eligible Earnings in excess of the maximum compensation rate under Code
      Section 401(a)(17) (determined without regard to the

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      reduction to $150,000 (i.e., $250,000 for 1996) as further indexed for cost of living by reference to the annual percentage change of the CPI-U, U.S. City Average, All Items (non-seasonally adjusted) for the period from August to August of the preceding year (i.e., the annual change published in September of the year prior to the year the compensation limit is in effect)) shall be disregarded. Effective December 22, 2002, the compensation limit described in the preceding sentence will no longer apply for purposes of determining Eligible Earnings under this Plan.

Notwithstanding the foregoing, the term "Eligible Earnings" for any purpose under the Plan shall not include any fringe benefits (such as stock option exercise, car allowances and relocation reimbursements). Further, the term "Eligible Earnings" for any purpose under the Plan shall not include any payments made pursuant to any long term disability plan or arrangement.

(2)   Section 2.14 is amended to read as follow:

            2.14 Hour of Service means an hour for which an Employee directly or indirectly receives, or is entitled to receive, remuneration from an Employer or an Affiliated Company in relation to his employment, including hours credited for vacation, holiday, sickness or disability (which shall be credited to the Employee with respect to the period for which remuneration is paid) and hours for which back pay has been paid, awarded or agreed to (irrespective of mitigation of damages) by the Employer or Affiliated Company, which shall be credited to the Employee for the period to which the award or agreement pertains rather than the period in which the award or agreement is made. Notwithstanding the foregoing, the following special rules shall apply in determining an Employee's Hours of
      Service:

                  (a) An Employee who is classified as "exempt" or "salaried" by his Employer shall be credited with 90 Hours of Service for each bi-weekly period in which the Employee is credited with at least one Hour of Service, and an Employee who is classified as "non-exempt" or "hourly" by his Employer shall be credited with the actual number of Hours of Service credited under this Section 2.14.

                  (b) In no event shall more than 501 Hours of Service be
            credited to an Employee on account of any single period (other than any period of paid Permitted Leave) during which the Employee performs no duties.

                  (c) In no event shall an Employee be credited with any Hours of Service for which the Employee directly or indirectly receives, or is entitled to receive, remuneration from any entity before it becomes an Affiliated Company.

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                  (d) Hours of Service shall be credited to an Employee in
            accordance with the records of the Employee's Employer and Department of Labor Regulations Section 2530.200b-2.

                  (e) Only that shipboard or shoreside service with the Employer on or after November 14, 1974, shall constitute an Hour of Service.

                  (f) If a Participant transfers directly from an Affiliated
            Company to any company in which the Company holds an equity interest (but that is not an Affiliated Company), service with such company shall be counted solely for purposes of determining a Participant's vested interest in Matching and Profit-Sharing Contributions under
            Article 5 of the Plan. Service with such company shall not be credited if it occurs prior to the date the individual became a Participant in the Plan or after the Participant works at any entity in which the Company does not hold an equity interest.

                  (g) Effective January 1, 2003, notwithstanding anything herein contained to the contrary, shipboard and shoreside service completed by a Participant for the benefit of an Affiliated Company that has not adopted this Plan pursuant to Section 10.2 hereof that was performed prior to the date the individual became a Participant in the Plan shall be counted for all purposes under this Plan.

(3)   Section 7.1 is amended to read as follows:

      7.1 Form and Timing of Distribution: Each Participant shall elect the form and timing of the distribution with respect to the entire vested portion of his Participant Account at such time and in the manner authorized by the Retirement Committee. Any distribution election made under this Plan shall supersede any form and timing distribution election made under the Carnival Corporation Nonqualified Deferred Compensation Plan.

                  (a) Form of Payment: The Participant's election shall indicate the form of distribution of the entire vested portion of his Participant Account in a lump sum or monthly installments over 5, 10, 20 or 30 years.

                  (b) Time of Payment: The Participant's election shall indicate that payment shall be made (in the case of a lump sum election) or shall commence (in the case of an installment election):

                  (1) as soon as administratively practicable following the
            Participant's Termination of Employment;

                  (2) as soon as administratively practicable following the
            calendar year of the Participant's Termination of Employment;

                  (3) in the month following the earlier of (A) the
            Participant's attainment of age 55 and 15 Years of Service, or (B) the Participant's attainment of age 65, provided that the Participant is no longer employed as of such date; or

                  (4) in a specific month and year.

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Notwithstanding the foregoing, if a Participant elects his distribution to be made or commenced in accordance with paragraph (3) above, and such date falls before the Participant's Termination of Employment, the Participant's distribution shall be made or commenced in accordance with paragraph (1) above. Further, if a Participant elects his distribution to be made or commenced in accordance with paragraph (4) above, and such date falls before the Participant's Termination of Employment, the Participant must complete new designations and authorizations pursuant to Section 3.2 in order to continue making Employee Deferral Contributions and/or Bonus Deferrals, and to continue receiving Matching Contributions and/or Profit-Sharing Contributions on his behalf.

Notwithstanding the foregoing, subject to the approval of the Retirement Committee or their designee, a Participant may change his form and timing election applicable to his Participant Account once in any twelve (12) month period, provided that such request to change is made at least twelve (12) consecutive months prior to the date on which such distribution would otherwise have been made or commenced.

Notwithstanding the foregoing, if the value of the vested portion of a Participant's Account is $5,000 or less as of the Participant's Termination of Employment, the Participant shall be the paid the entire vested portion of his Account as a lump sum as soon as administratively practicable following the Participant's Termination of Employment.